Exhibit 99.1

Bad Toys Holdings, Inc. completes redomestication effective August 13, 2007

KINGSPORT, TN August 14, 2007- Bad Toys Holdings, Inc. (the “Company”) (OTCBB: BTYH), through its Chairman and President, Larry N. Lunan, today announced that, effective August 13,2007, the Company completed the “redomestication” of the Company into Florida, which was accomplished by merging the Company into its newly-formed, wholly-owned Florida subsidiary named Paladin Holdings, Inc., with the Florida subsidiary corporation being the survivor in the Merger (the “Surviving Company”) (the “Merger”).

As result of the Merger, the Company is now a Florida corporation and its name has been changed to Paladin Holdings, Inc. The Surviving Corporation’s Articles of Incorporation and By-Laws are included as Exhibits 4.1 and 4.2, respectively, to this current report on Form 8-K and are incorporated herein by reference in this Current Report.

As of the Effective Time, each outstanding share of the Company’s common stock, $0.001 per share was automatically converted into one share of the Surviving Company’s common stock, $0.001 par value per share, which is traded on the Over the Counter Bulletin Board under the Company’s symbol: BTYH.OB. Shareholders are not required to exchange their present stock certificates for new stock certificates to effectuate the merger.

Larry Lunan, Chariman and President, stated; “We are very excited about the name change. The new name represents strength. The name Paladin, to champion a cause, represents our goals for our employees and our shareholders. It will better represent the activities of the company and provide a better platform for the supporters of the Company to explain our story.”

About Bad Toys Holdings, Inc.

Bad Toys Holdings, Inc. (OTC BB:BTYH.OB—News) participates in two distinct business segments:

Bad Toys, Inc.

This division, Bad Toys, Inc., American Eagle Manufacturing Company and Gambler Motorcycle Company, continues to design, manufacture, distribute, service and sell custom made, Harley-Davidson type, V-twin motorcycles from component parts. We also offer premium accessories, parts, customizing items and apparel related to Harley-Davidson motorcycles on-line and directly from our retail and factory outlets. This division also participates in Sprint Car Racing products and custom car construction and restoration.

Southland Health Services, Inc.

The second business segment in which the company is a major shareholder (25%) of Southland Health Services, Inc. provides an array of Health Care services including ambulatory emergency and non-emergency patient transport, wheel-chair van, stretcher van and related transport services. Southland operates in over 200 communities within the following seven states: Mississippi, Alabama, Florida, Louisiana, Kansas, Tennessee, and Virginia. We operate in excess of 207 ambulances and wheelchair vans and have over 940 full- and part-time employees. At our current run rate we will transport more than 130,000 patients in this calendar year.

Certain statements in this release and other written or oral statements made by or on behalf of the Company are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward-looking statements are subject to a number of risks and uncertainties including market acceptance of the Company’s services and projects and the Company’s continued access to capital and other risks and uncertainties outlined in its filings with the Securities and Exchange Commission, which are incorporated herein by reference. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Contacts:

Larry N. Lunan

President and Chief Executive Officer

Bad Toys Holdings, Inc.

(423) 247-9560

http://www.badtoys.net/ or http://www.paladincorp.com

Al Kau

Investor Relations in California

(888) 795-3166